SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

           Date of report (date of earliest event reported) July 5, 2000 through July 19, 2000

                                 E-PAWN.COM, INC

(Exact Name of Registrant  as  Specified  in  Its Charter, Referred to herein as
 "Company")

    NEVADA                            33-2533-LA                      87-0435741
(State or Other                     Commission File              I.R.S. Employer
Jurisdiction of                         Number                Identification No.
Incorporation)





                               Merrill Lynch Tower
                        2855 University Drive, Suite 200
                          Coral Springs, Florida 33065
                                Tel. 954-575-7296


             (Address of Principal Executive Offices and Telephone)

                           WASATCH INTERNATIONAL CORP.

        1301 N. Congress Avenue, Suite 135, Boynton Beach, Florida 33426
                            (Former Name and Address)




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     The  Private  Securities  Reform Act of 1995  provides a "safe  harbor" for forward-looking statements. Certain information included in this Form 8-K (as well as information included in the Exhibits) contains statements that are forward looking, such as those relating to consummation of the transaction, anticipated future revenue of the companies and success of current product offerings. Such forward looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statements.

              ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On July 19, 2000, the Company was advised by Swiss Arctic Traders Ltd. that Swiss Arctic Trader, Ltd, a shareholder with more than 10% of the outstanding common shares, had agreed to sell 25,000,000 shares of Common Stock registered in its name to Fortuna Holdings Limited, another controlling shareholder of the Company. In addition, Swiss Arctic Traders, Ltd granted Fortuna Holdings Limited an option to acquire another 15,000,000 shares of the Company's common stock, which is currently pledged to a third party, and Swiss Arctic Traders Ltd. granted to Fortuna Holdings Limited a proxy to vote the 15,000,000 shares of common stock. Swiss Arctic Traders Ltd. has declared that it intends to divest its interest, direct and indirect, in the Company until it holds 4.9% or less of the outstanding shares of voting stock of the Company.

     As part of the purchase agreement and the option to purchase the Company's shares granted by Swiss Arctic Traders Ltd. to Fortuna Holdings Limited, Swiss Arctic Traders, Ltd. granted to Fortuna Holdings Limited a proxy to vote 10,000,000 shares of common stock which it owns directly and which is part of the optioned block. In addition,



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Swiss Arctic  Traders,  Ltd. has arranged for the granting of a proxy to Fortuna
Holdings Limited for 13,650,000 shares of common stock which is registered in the name of third parties, but which is beneficially owned or controlled by Swiss Arctic Traders, Ltd. With the common stock owned directly by Fortuna Holdings Limited of 50 million shares and the common stock purchased from Swiss Arctic Traders, Ltd of 25,000,000 shares and the proxy for 23,650,000 shares of common stock, Fortuna Holdings Limited controls in excess of 55% of the voting common stock and its controls 100% of the outstanding Class A Preferred Stock which has voting control.

              ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On July 10, 2000, the Company entered into a Rescission Agreement with Loyalty Holdings Limited, a Bahamian company, and Raymond E. Winter, the Company's former President and the President of Loyalty Holdings Limited, by which the parties terminated, rescinded and dissolved all agreements with the named parties had with the Company and its subsidiaries. The Company had entered into agreements with Loyalty Holdings Limited and Mr. Winter and their respective affiliates in April 2000 to launch an Internet based affinity card product and to provide related management and marketing services. Under the Rescission Agreement, Loyalty Holdings Limited will return the 5,000,000 shares of the Company's common stock which was part of the consideration for the original transaction, and these shares will be cancelled and returned to the authorized shares of the Company. The parties entered into mutual releases. See
Item 6 below.

     On July 14, 2000, the Company entered into a Full and Final Release with Marlborough International Plc. and David McKenna. Under the terms of the Release, the



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parties have  terminated all agreements  between the Company and the other above named parties. Under prior announced agreements, the Company was to acquire certain shares of Marlborough International Plc owned by Mr. McKenna. The
Company was to exchange its common shares for the shares of Marlborough International Plc. The shares which the Company had issued for delivery to complete this transaction have been returned and will be cancelled. In a separate transaction closed simultaneously with the Release, an affiliate of Mr. McKenna acquired 500,000 shares of restricted common stock in a private placement for a consideration of US$100,000.

     The Company is continuing to have discussions with CeleXx Corporation on possible investment options open for the two companies. No definitive agreement has been reached on future relationships, other than the agreement previously reported by the Company in the Form 8-K filed on July 5, 2000.

     The Company has completed effective as of April 17, 2000 the acquisition of 80% of the stock of Home Realty & Investment Corp. of Fort Lauderdale, Florida which closing was previously announced as of April 17, 2000. Home Realty & Investment Corp. has assumed management and marketing responsibility for the Company's affiliate, Ubuyhomes.com, Inc., which was spun off by way of a stock dividend to the shareholders of record of the Company on May 1, 2000.


              ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

                        Not Applicable.

              ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                        Not applicable.




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              ITEM 5.  OTHER EVENTS

              The Company received notice from Fortuna Holdings Limited that it had waived all conditions and rights of rescission which it held under the Acquisition Agreement signed on January 20, 2000 by which the Company acquired the stock of E- Pawn, Inc., a Florida corporation, which became the principal operating wholly owned subsidiary of the Company. One of the conditions was that the Company would engage an independent appraiser to perform an appraisal and evaluation of the value of E-Pawn, Inc. as of the date of the closing of the Acquisition Agreement. The Company engaged the services of Seidman & Company of New York to perform this work. The Company has not as of the date of this Interim Report received a written form of the Appraisal Report.

              ITEM 6.  CHANGE IN DIRECTORS AND OFFICERS.

              On July 10, 2000, Raymond E. Winter announced his resignation as a Director and Officer of the Company and all of its subsidiaries and affiliates. Mr Winter had joined the Board in April 2000, and he had assumed the position of President on June 14, 2000. Mr. Winter said that he will devote his full time to development and marketing of his business operations which include the Internet based YES(TM) Card product lines.

              On July 7, 2000, pursuant to the bylaws and the Nevada corporation laws, the shareholders holding over 90% of the voting rights in the Company consented to the appointment of Edward O. Ries (Age 62) of Huron, Ohio, Alison Madej (Age 30) of Coral Springs, Florida and Jennifer Martin (Age 52) of Coral Springs, Florida as Directors of the Company. The Board of Directors then elected Mr. Ries as President and CEO, and the Directors elected Ms. Madej as Vice President of Investor and Public Relations. Ms. Martin is the Secretary of the Company and its subsidiaries.

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     Mr. Ries has broad experience managing companies involved in manufacturing, marketing, finance, and services. He has served as an officer and director of public and private companies. Following the completion of the sale of assets of a private Ohio company in which he was a principal and an executive, Mr. Ries plans to move to Florida where he will become directly involved in the operations and administration of the Company.

     Ms. Madej has been serving as the manager of public and investor relations since May 1, 2000. Previously, she was involved in the administration of an employee owned medical and health services company in the Tampa Bay region, and she served as a director of the Florida ESOP Association. She is a licensed real estate salesperson in Florida and a registered physical therapist assistant.

     Ms. Martin was a founder of E-Pawn, Inc. which the Company acquired in January 2000. She is the President of Worldwide Web Designers, Inc., which has a Consulting Agreement with the Company to manage the Company's Internet websites. Ms. Martin has extensive experience with companies involved in finance, marketing, and merchandising with emphasis on directing international business programs for her associated companies. Her work during the last three years has been focused on development of Internet marketing programs.


              ITEM 7.  FINANCIAL STATEMENTS

                       Not applicable.

              ITEM 8:  CHANGE IN FISCAL YEAR.

                       Not Applicable.

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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2000
E-PAWN.COM, INC.
BY: /S/EDWARD O. RIES
    ------------------
       Edward O. Ries, President
       and Director

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